SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exhange Act of 1934


                               September 12, 2005
                Date of Report (Date of earliest event reported)



                            THE TOPPS COMPANY, INC.
             (Exact name of registrant as specificed in its charter)

                                    Delaware
                  (State or other jurisdiction of corporation)

                                   001-15817
                             (Commission File No.)

                                   11-2849283
                      (I.R.S. Employer Identifcation No.)

                       One Whitehall, New York, NY 10004
               (Address of principal executive offices) (Zip code)

                                 (212) 376-0300
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)


--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Event

On September 12, 2005, The Topps Company, Inc. (the "Registrant") announced that
the   previously   disclosed   process  to  evaluate  a  possible  sale  of  its
confectionery business had been terminated.

Additionally, the Registrant announced a corporate reorganization which is expected to streamline reporting relationships and result in approximately $2.5 million in annual cost savings.

Separately, the Registrant will resume its stock repurchase program after the second quarter earnings announcement.



Item 9.01  Financial Statements and Exhibits

     (c)   Exhibits

        99.1    Press Release dated September 12, 2005



                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Topps Company, Inc.
                                                Registrant


                                        By: /s/ Catherine K. Jessup
                                           -------------------------
                                                Catherine K. Jessup
                                          Vice President-CFO & Treasurer


Date:  September 12, 2005

                                 EXHIBIT INDEX


Exhibit No.     Description
----------      -----------

   99.1         Topps Company, Inc. Press Release dated September 12, 2005